                               Amendment No. 14

                              NOVATION AGREEMENT

   This NOVATION AGREEMENT (this "Agreement"), dated as of April 25, 2018, by
                                  ---------
and among Colisee Re S.A. (formerly known as AXA Re S.A. and a current affiliate of AXA Corporate Solutions Life Reinsurance Company, each of which is directly or indirectly owned by AXA S.A.), a societe anonyme organized under the laws of France ("Assignor"), AXA Equitable Holdings, Inc., a corporation
                     --------
organized under the laws of Delaware ("Assignee"), AXA Corporate Solutions
                                       --------
Life Reinsurance Company (formerly known as AXA Re Life Insurance Company), an insurance company organized under the laws of Delaware ("Reinsurer"), and
                                                         ---------
Brighthouse Life Insurance Company, an insurance company organized under the laws of Delaware ("Ceding Company").
                   --------------

   WHEREAS, Ceding Company cedes GMDB Annuity policies to Reinsurer and Reinsurer provides reinsurance coverage to Ceding Company, in accordance with the terms of Automatic Reinsurance Agreement No. 2000-15, effective as of
May 18, 2000, as amended, supplemented or otherwise modified from time to time, by and between Ceding Company and Reinsurer, (the "Reinsurance Agreement"):
                                                   ---------------------

   WHEREAS, Assignor provides a guarantee of Reinsurer's obligations under the Reinsurance Agreement pursuant to that certain Parental Guarantee, effective May 18, 2000, as amended, supplemented or otherwise modified from time to time, by and among Ceding Company, Reinsurer and Assignor, a copy of which is attached as Exhibit A (the "Guarantee");
            ---------       ---------

   WHEREAS, Reinsurer is a wholly-owned direct subsidiary of Assignee, and Reinsurer and its affiliates are undergoing an internal reorganization (as described in Amendment No. 2 to the Registration Statement on Form S-1 filed by Assignee with the U.S. Securities and Exchange Commission on April 6, 2018) prior to an initial public offering of shares of Assignee (the "IPO");
                                                                ---

   WHEREAS, in connection therewith, Assignor will assign to Assignee, and Assignee will assume, effective as of the Effective Time, all of Assignor's rights, duties, risks, obligations and liabilities under the Guarantee;

   WHEREAS, Assignor desires to novate, assign, transfer and convey the Guarantee to Assignee with the effect that Assignee shall succeed to all rights, duties, risks, obligations and liabilities of Assignor under the Guarantee, and Assignee desires to accept such novation, assignment, transfer and conveyance, effective as of the Effective Time;

   WHEREAS, each of Reinsurer and Ceding Company desires to accept and consent to such novation, assignment, transfer and conveyance of the Guarantee; and

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 Brighthouse Life Insurance Company, Agreement No. 2000-15-DB, Effective
 May 18, 2000
 Amendment No. 14

   WHEREAS, the parties hereto desire to execute this Agreement to evidence the assignment by Assignor and assumption by Assignee, of Assignor's rights and obligations under the Guarantee and to effect a full and final release of Assignor's obligations under the Guarantee effective as of the closing date of the IPO (the "Effective Time").
              --------------

   NOW, THEREFORE, in consideration of the mutual and several promises and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                      ASSIGNMENT. ASSUMPTION AND RELEASE
                      ----------------------------------

   Section 1.1 Assignor Assignment to Assignee. Assignor hereby sells,
               -------------------------------
transfers, conveys, assigns and sets over to Assignee, its successors and assigns, all of its rights, benefits, obligations, liabilities, title and interest in the Guarantee, effective as of the Effective Time, including those rights and benefits accrued or existing or otherwise occurring or arising prior to the Effective Time, and those obligations and liabilities incurred, accrued, or otherwise occurring or arising prior to the Effective Time.

   Section 1.2 Assignee Assumption from Assignor. Effective as of the Effective
               ---------------------------------
Time, Assignee hereby assumes and undertakes to pay, perform and discharge, or cause to be paid, performed or discharged, all of the liabilities and obligations of Assignor under the Guarantee, including those obligations and liabilities incurred, accrued, or otherwise occurring or arising prior to the Effective Time, it being the intention of the parties that:

      (a) Assignee shall be substituted for Assignor under the Guarantee, in Assignor's name, place and stead, as if from inception of the Guarantee;

      (b) Assignor shall be deemed to have ceased to be a party to or guarantor under the Guarantee and shall forever be discharged from all obligations and liabilities thereunder to each of Reinsurer and Ceding Company (all such obligations and liabilities now being the responsibility of Assignee); and

      (c) Each of Reinsurer and Ceding Company will look solely to Assignee for performance of any and all obligations and liabilities owed to it under the Guarantee.

   Section 1.3 Reinsurer and Ceding Company Consent. Notwithstanding anything
               ------------------------------------
to the contrary set forth in the Guarantee, Reinsurer and Ceding Company consent to the assignment and assumption set forth in Sections 1.1 and 1.2.

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 Brighthouse Life Insurance Company, Agreement No. 2000-15-DB, Effective
 May 18, 2000
 Amendment No. 14

   Section 1.4 Reinsurer and Ceding Company Release of Assignor. Without
               ------------------------------------------------
altering, diminishing or in any other way affecting any or all of the liabilities and obligations of Assignor under the Guarantee that are assigned to Assignee hereunder, and effective as of the Effective Time, Reinsurer and Ceding Company, in consideration of the assumption by Assignee set forth in
Section 1.2 and other valuable consideration, the receipt and adequacy whereof are hereby acknowledged, irrevocably and unconditionally release and discharge Assignor and Assignor's successors and assigns from all liabilities, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, known or unknown, in law or equity, against Assignor, which Reinsurer, Ceding Company and their respective predecessors, successors and assigns ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any rights of Reinsurer or Ceding Company under the Guarantee, including any and all of Assignor's obligations incurred, accrued, or otherwise occurring or arising prior to the Effective Time. For the avoidance of doubt, this Section 1.4 does not constitute a release by Reinsurer or Ceding Company of any of the rights it will have against Assignee from and after the Effective Time as a result of this Agreement.

   Section 1.5 Assignor Release of Reinsurer and Ceding Company. Without
               ------------------------------------------------
altering, diminishing or in any other way affecting any or all of the rights, title and interest of Assignor under the Guarantee that are assigned to Assignee hereunder, and effective immediately after such assignment to Assignee, as of the Effective Time, Assignor, in consideration of the consent by Reinsurer and Ceding Company set forth in Section 1.3 and other valuable consideration, the receipt and adequacy whereof are hereby acknowledged, irrevocably and unconditionally releases and discharges Reinsurer, Ceding Company and their respective predecessors, successors and assigns from all liabilities, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, known or unknown, in law or equity, against Reinsurer and Ceding Company, which Assignor and its predecessors, successors and assigns ever had, now has or hereafter can, shall or may have, for, upon, or by reason of any rights of Assignor under the Guarantee, including any and all of Assignor's obligations incurred, accrued, or otherwise occurring or arising prior to the Effective Time. For the avoidance of doubt, this Section 1.5 does not constitute a release by Assignee of any of the rights it will have against Reinsurer or Ceding Company from and after the Effective Time as a result of this Agreement.

                                  ARTICLE II
                                 MISCELLANEOUS
                                 -------------

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 Brighthouse Life Insurance Company, Agreement No. 2000-15-DB, Effective
 May 18, 2000
 Amendment No. 14

   Section 2.1 Further Assurances. At any time and from time to time after the
               ------------------
Effective Time, at the request of Assignee, or of Reinsurer or Ceding Company with the consent of Assignee, which consent shall not be unreasonably withheld, conditioned or delayed, and without further consideration, Assignor shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as Assignee, Reinsurer or Ceding Company (with such consent) may reasonably request as necessary or desirable in order to more effectively novate, transfer, convey and assign to Assignee the Guarantee.

   Section 2.2 Governing Law. This Agreement and the rights and duties
               -------------
hereunder of the parties hereto shall be governed by and construed and interpreted in accordance with the law of the State of New York, without giving effect to the principles or rules of conflicts of law thereof to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.

   Section 2.3 Successors and Assigns.
               ----------------------

      (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer
            --------
   any of its rights or obligations under this Agreement without the consent of each of the other parties hereto, and that any purported assignment without the consent of the other parties shall be void and of no force or effect.

      (b) No provision of this Agreement is intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

   Section 2.4 Amendments.
               ----------

      (a) Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is signed by each party to this Agreement. Any change or modification to this Agreement shall be null and void unless made by an amendment hereto signed by each party to this Agreement.

      (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

   Section 2.5 Severability. If any provision of this Agreement is held to be
               ------------
illegal, invalid or unenforceable under any present or future law or if determined by a court of

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                                                                            4
 Brighthouse Life Insurance Company, Agreement No. 2000-15-DB, Effective
 May 18, 2000
 Amendment No. 14
competent jurisdiction to be unenforceable, and if the rights or obligations of any party under this Agreement will not be materially and adversely affected thereby, such provision shall be fully severable, and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

   Section 2.6 Counterparts. This Agreement may be signed in any number of
               ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall be deemed to have been executed and delivered when each party hereto shall have received a counterpart hereof signed by the other party hereto and then become effective as of the Effective Time.

   Section 2.7 Representations and Warranties. For the benefit of the Ceding
               ------------------------------
Company, each of Assignee and Assignor represents and warrants as follows:

      (a) The execution, delivery and performance of this Agreement are within such party's powers and have been duly authorized by all necessary corporate or other action;

      (b) This Agreement constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally; and

      (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other third party is required for the due execution, delivery and performance by Assignor or Assignee of this Agreement (other than those authorizations or approvals which have been obtained and notices or filings that have been made).

                           [SIGNATURE PAGE FOLLOWS]

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                                                                            5
 Brighthouse Life Insurance Company, Agreement No. 2000-15-DB, Effective
 May 18, 2000
 Amendment No. 14

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

                                             COLISEE RE S.A.

                                             By:
                                                  ------------------------------
                                                  Print Name:
                                                  Title:
                                                  Date:


                                             AXA EQUITABLE HOLDINGS, INC.

                                             By:  /s/ Robin Raju
                                                  ------------------------------
                                                  Print Name: Robin Raju
                                                  Title: SVP & Treasurer
                                                  Date: 5-18-2018


                                             AXA CORPORATE SOLUTIONS LIFE
                                             REINSURANCE COMPANY

                                             By:  /s/ Daniel Boylan
                                                  ------------------------------
                                                  Print Name: Daniel Boylan
                                                  Title: VP + CEO
                                                  Date: 5/18/18

                                             BRIGHTHOUSE LIFE INSURANCE COMPANY

                                             By:  /s/ Patrisha Cox
                                                  ------------------------------
                                                  Print Name: Patrisha Cox
                                                  Title: Vice President
                                                  Date: 6-13-2018

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                                                                            6
 Brighthouse Life Insurance Company, Agreement No. 2000-15-DB, Effective
 May 18, 2000
 Amendment No. 14

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.


                                             COLISEE RE S.A.

                                             By:  /s/ C. Ingenhoveu
                                                  ------------------------------
                                                  Print Name: C. Ingenhoveu
                                                  Title: CFO
                                                  Date: 5/17/2018


    [Signature Page-Novation Agreement (Reinsurance Agreement No. 200015)]

                                   EXHIBIT A
                                   ---------
                                   GUARANTEE

                                  ADDENDUM TO
                  AUTOMATIC REINSURANCE AGREEMENT NO. 2000-15
                                    between

                          TRAVELERS INSURANCE COMPANY
                              and its subsidiary
                      TRAVELERS LIFE AND ANNUITY COMPANY
                             Hartford, Connecticut
         (hereinafter referred to collectively as the CEDING COMPANY)
                                      and
               AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY
                                  (REINSURER)

Effective May 18, 2000, this Addendum is hereby attached to and becomes a part of the above-named Reinsurance Agreement. The following paragraph sets forth the REINSURER'S Parental Guarantee:

   Whereas AXA Corporate Solutions Reassurance Company, Paris, France, (the "PARENT") directly and indirectly, owns 100% of AXA Corporate Solutions Life Reinsurance Company (the REINSURER), the PARENT guarantees the full and prompt payment of all of the REINSURER'S contractual obligations under this Reinsurance Agreement, plus all reasonable costs and expenses including attorney fees paid by the CEDING COMPANY in enforcing this guarantee. This guarantee shall be absolute, continuing and conditional only upon the contractual terms of the Reinsurance Agreement.

This Addendum does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Addendum, and it is subject, otherwise to all the terms and conditions of the Reinsurance Agreement together with all Amendments and supplements thereto.

TRAVELERS INSURANCE COMPANY
TRAVELERS LIFE AND ANNUITY COMPANY

By:      [/s/ illegible]                  Date:  10/31/01
         -------------------------------         ------------------------------
         Name/Title [illegible]

Attest:  Richard P. Rubin
         -------------------------------
         Name/Title Richard P. Rubin
         Counsel

AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY, New York, New York

By:      /s/ Michael W. Pado              By:    [/s/ illegible]
         -------------------------------         ------------------------------
         Michael W. Pado, President

Attest:  Julia Cornely                    Date:  30 APRIL 2001
         -------------------------------         ------------------------------
         Julia Cornely, Assistant Vice
         President

AXA CORPORATE SOLUTIONS REASSURANCE COMPANY, Paris, France


By:      /s/ T. Dubois                    Date:  11/09/01
         -------------------------------         ------------------------------
         Name/Title T. Dubois
         CEO AXA C.S. Re Paris

Attest:  /s/ P. Guicheteau                       11/09/01
         -------------------------------
         Name/Title P. Guicheteau
         CFO AXA CS Re Paris


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 Travelers Companies Agreement No. 2000-15-DB
   Effective May 18, 2000